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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                               November 30, 1995
                       (Date of Earliest Event Reported)

                      NEW ENGLAND COMMUNITY BANCORP, INC.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                         (State or other jurisdiction of
                         incorporation or organization)

        0-14550                                             06-1116165
(Commission File Number)                       (IRS Employer Identification No.)

       Post Office Box 130, Old Windsor Mall, Windsor, Connecticut 06095
             (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (860)688-5251



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Form 8-K, Current Report
New England Community Bancorp, Inc.
Commission File No. 0-14550

Item 2. Acquisition and Disposition of Assets.

Pursuant to the terms of the Plan and Agreement of Reorganization, dated as of March 14, 1995 an amended, March 30, 1995 (the "Reorganization Agreement") by and among New England Community Bancorp, Inc. ("NECB"), New England Bank and Trust Company ("NEBT") and The Equity Bank ("Equity"), a Connecticut chartered commercial bank, on Thursday, November 30, 1995, NECB acquired all of the outstanding shares of Equity Common Stock and will operate Equity under existing name and charter as a separate bank subsidiary of NECB.

The Reorganization became effective on Thursday, November 30, 1995 (the "Effective Time").

At the Effective Time, each share of Equity Common Stock issued and outstanding immediately prior to the Effective Time (except for (i) shares of Equity Common Stock held by NECB; and (ii) shares as to which dissenters' rights have been perfected) was converted into the right to receive 1.85 shares of NECB Common Stock in exchange for each share of Equity Common Stock (the "Per Share Consideration).

Each share of Equity Common Stock which was beneficially owned by NECB prior to the Effective Time will be cancelled and retired, and no right to receive the Per Share Consideration shall arise with respect thereto. Shares of Equity Common Stock with respect to which dissenters' rights were perfected in accordance with Connecticut Banking Law will not be converted into the right to receive the Per Share Consideration.

The total cash consideration paid by NECB for fractional shares was approximately $2,850.00 which was available from NECB's operations. The total number of shares of NECB Common stock issued in exchange for Equity Common Stock was 1,003,965.

Item 7. Financial statement and exhibits.

          a. It is impracticable to provide herewith the financial statements required by this item. Such statements will be provided within 60 days after the date this report must be filed.

          b. It is impracticable to provide herewith the pro forma financial information required by this item. Such information will be provided within 60 days after the date this report must be filed.

          c. Exhibits.

             Exhibit No.Description

             2. Plan and Agreement of Reorganization, dated as of March 14, 1995 and amended, as of March 30, 1995 (Incorporated by reference to appendix A to NECBAEs registration statement on Form S-4,File No. 33-93640)

             99.    Press release dated November 30, 1995.

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

             Exhibit Index                                                            Page

             2. Plan and Agreement of reorganization, dated as of March 14, 1995 and amended, as of March 30, 1995 (Incorporated by reference to Appendix A to NECB s registration statement on Form S-4, File No. 33-93640)

             99.    Press release dated November 30, 1995.                             4

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.
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Dated: December 13,1995           NEW ENGLAND COMMUNITY BANCORP, INC.



                                  By s/s David A. Lentini
                                  ---------------------------
                                  David A. Lentini, President
                                  and Chief Executive Officer



             99.    Press release dated November 30, 1995.
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NEW ENGLAND COMMUNITY BANCORP, INC.
P.O. Box 130
Windsor, CT  06095

Immediate Release

CONTACT:        David A. Lentini
                President and Chief Executive Officer
                860 688-5251

NEW ENGLAND COMMUNITY BANCORP, INC., AND THE EQUITY BANK JOIN FORCES

WINDSOR,  CT, December 1, 1995 - New England Community Bancorp,  Inc.,  (Nasdaq,
NECB) announced that The Equity Bank of Wethersfield, CT, has joined the NECB corporate family and operates as a bank subsidiary of NECB serving the banking needs of its community. NECBAEs other bank subsidiary, New England Bank and Trust Company, with its main office in Windsor, will continue to operate its eight banking locations throughout North Central Connecticut.

Shareholders of Equity will receive 1.85 shares of NECB Common Stock for each share of Equity Common Stock.

NECB President and CEO, David A. Lentini, said today, that with combined assets of more than $325 million, our multibank holding company is well equipped to meet the challenges of a rapidly changing banking environment.

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